                                                                   Exhibit 23.03



                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-61381 of Entercom Communications Corp. of our report dated May 21, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Cincinnati, Ohio
January 26, 1999